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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-58436) of Radio One, Inc. of our report dated March 8, 2001 except for Note 2, as to which the date is March 16, 2001, relating to the financial statements of Blue Chip Broadcasting, Inc. and Subsidiaries, which appears in the Current Report on Amendment No. 1 to Form 8-K of Radio One, Inc. dated April 9, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

August 22, 2001